EXHIBIT 21

Subsidiaries of the Registrant

As of February 26, 2009, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent

1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc. (76%) [1]
3.	PerkinElmer Illumination, Inc.	Delaware	PerkinElmer Sensors, Inc.
4.	PerkinElmer Receivables Company	Delaware	PerkinElmer, Inc.
5.	PerkinElmer Sensors, Inc.	Delaware	PerkinElmer Holdings, Inc.
6.	ViaCell, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	ViaCord, LLC	Delaware	ViaCell, Inc.
8.	Opto Technology, Inc.	Illinois	PerkinElmer Sensors, Inc.
9.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
10.	NTD Laboratories, Inc.	New York	PerkinElmer Holdings, Inc.
11.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Holdings, Inc.
12.	PerkinElmer Genetics, L.P.	Pennsylvania	PerkinElmer Genetics, Inc.
13.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
14.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc.
15.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
16.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
17.	PerkinElmer Cellular Sciences Belgium Sprl	Belgium	Wellesley B.V.[2]
18.	PerkinElmer NV	Belgium	PerkinElmer Life Sciences International Holdings [3]
19.	PerkinElmer Life Sciences (Bermuda) Ltd.	Bermuda	PerkinElmer Health Sciences, Inc.
20.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (94.6%) [4]
21.	Advanced Bioconcept Company	Canada	PerkinElmer Life Sciences International Holdings
22.	PerkinElmer BioSignal, Inc.	Canada	PerkinElmer BioSignal, Inc.
23.	PerkinElmer Canada, Inc.	Canada	PerkinElmer, Inc.
24.	PerkinElmer Canada Investments Company	Canada	PerkinElmer Holdings, Inc.
25.	PerkinElmer Health Sciences Canada Inc.	Canada	PerkinElmer BioSignal, Inc.
26.	PerkinElmer Investments Ltd. Partnership	Canada	PerkinElmer International C.V. [5]
27.	PerkinElmer Sciex Instruments	Canada	Advanced Bioconcept Company (50%)
28.	PerkinElmer Instruments International Ltd.	Cayman Islands	PerkinElmer International C.V.
29.	PerkinElmer Optoelectronics Philippines, Inc.	Cayman Islands	PerkinElmer International C.V.
30.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Holdings, Inc.[6]
31.	PerkinElmer Industrial (Shenzhen) Ltd.	China	PerkinElmer Optoelectronics GmbH & Co. KG

[1]	Packard BioScience Holding, B.V. owns 24%.
[2]	PerkinElmer International C.V. owns a de minimus share.
[3]	PerkinElmer, Inc. owns a de minimus share.
[4]	PerkinElmer Holdings, Inc. owns 5%; PerkinElmer Health, Inc. owns .4%.
[5]	PerkinElmer Holdings, Inc. owns a de minimus share.
[6]	PerkinElmer Health Sciences, Inc. owns a de minimus share.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
32.	PerkinElmer Instruments (Shanghai) Co. Ltd.	China	PerkinElmer Singapore Pte Ltd.
33.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
34.	PerkinElmer Finland Oy	Finland	Wallac Oy
35.	PerkinElmer Oy	Finland	Wellesley B.V.
36.	Wallac Oy	Finland	PerkinElmer Oy
37.	Labmetrix Technologies I&T SA	France	PerkinElmer SAS
38.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
39.	Kourion Therapeutics AG	Germany	ViaCell, Inc.
40.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
41.	PerkinElmer Elcos GmbH	Germany	PerkinElmer LAS (Germany) GmbH
42.	PerkinElmer Holding GmbH	Germany	PerkinElmer, Inc.
43.	PerkinElmer Instruments International Ltd. & Co. KG	Germany	PerkinElmer International C.V. [7]
44.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
45.	PerkinElmer Optoelectronics GmbH & Co. KG	Germany	PerkinElmer LAS (Germany) GmbH (58%) [8]
46.	PerkinElmer (Hong Kong) Limited	Hong Kong	PerkinElmer Holdings, Inc.
47.	PerkinElmer (India) Private Limited	India	PerkinElmer Singapore Pte Ltd.[9]
48.	PT PerkinElmer Batam	Indonesia	PerkinElmer Holdings, Inc.[10]
49.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
50.	Perkin Elmer Italia SpA	Italy	PerkinElmer Srl
51.	PerkinElmer Srl	Italy	Wellesley B.V.
52.	PerkinElmer LAS Srl	Italy	PerkinElmer Holdings B.V.
53.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%) [11]
54.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
55.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
56.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc. [12]
57.	Lumac LSC B.V.	Netherlands	PerkinElmer Life and Analytical Sciences B.V.
58.	Packard BioScience Holding, B.V.	Netherlands	PerkinElmer Holdings, Inc.
59.	PerkinElmer Holdings B.V.	Netherlands	PerkinElmer Holdings, Inc.
60.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc. (99%) [13]
61.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
62.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
63.	Wellesley B.V.	Netherlands	PerkinElmer International C.V.
64.	PerkinElmer Norge AS	Norway	Wallac Oy
65.	EG&G Omni, Inc.	Philippines	PerkinElmer Holdings, Inc.
66.	PerkinElmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
67.	PerkinElmer Polska Sp zo.o.	Poland	Wellesley B.V.
68.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V. (99%)[14]

[7]	PerkinElmer Instruments International Ltd. owns a de minimus share.
[8]	PerkinElmer Holding GmbH owns 2%; PerkinElmer Automotive Research, Inc. owns 40%.
[9]	Wellesley B.V. owns a de minimus share.
[10]	PerkinElmer Singapore Pte Ltd. owns a de minimus share.
[11]	Wallac Oy owns 3%.
[12]	PerkinElmer, Inc. owns a de minimus share.
[13]	PerkinElmer, Inc. owns 1%.
[14]	PerkinElmer Instruments International Ltd. owns 1%.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
69.	ViaCell Singapore Pte Ltd.	Singapore	ViaCell, Inc.
70.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
71.	PerkinElmer Sverige AB	Sweden	Wallac Oy
72.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
73.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer International C.V.
74.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
75.	PerkinElmer Exporters Ltd.	U.S. Virgin Islands	PerkinElmer Holdings, Inc.
76.	Avalon Instruments Ltd.	United Kingdom	Wellesley B.V.
77.	Clinical & Analytical Service Solutions Ltd.	United Kingdom	Wellesley B.V.
78.	Image Processing and Vision Co Ltd.	United Kingdom	Improvision Ltd.
79.	Improvision Ltd.	United Kingdom	Wellesley B.V.
80.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
81.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
82.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
83.	PerkinElmer Q-Arc Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
84.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
85.	PerkinElmer (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.